AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of October 22, 2007, is entered into and adopted by and between Regency North Associates, L.P., a Missouri limited partnership (hereinafter “the Partnership”) and Regency North Acquisition, LLC, a Missouri limited liability company (hereinafter “the Company”).
WHEREAS, the Partnership is duly organized as an existing limited partnership under the laws of the state of Missouri.  KelCor, Inc., a Missouri corporation, is the sole general partner of the Partnership; and
WHEREAS, the Partnership is engaged in the ownership and operation of The Regency North Apartments in Kansas City, Missouri; and
WHEREAS, the Company is duly organized as an existing limited liability company under the laws of the state of Missouri.  Maxus Operating Limited Partnership (“MOLP”), a Delaware limited partnership is the sole member of the Company.  Maxus Realty Trust, Inc. (the “REIT”), a Missouri corporation, is the majority owner of MOLP; and
WHEREAS, the Partnership desires to merge into the Company in order to provide liquidity to limited partners of the Partnership with the Partnership’s existence being canceled by the merger.
NOW THEREFORE, in consideration of the mutual representations, covenants and conditions contained herein, the parties agree as follows:

I.	Merger
Subject to the terms and conditions in this Agreement and Plan of Merger, on the effective date as hereinafter provided, and pursuant to MO. Rev. Stat. Sec. 347.700 to 347.735, the Partnership shall be merged in, with and into the Company and the Company shall be the surviving entity.

II.           Terms and Conditions of Merger
The terms and conditions of the merger, the mode of carrying the merger into effect, and the manner and basis of converting partnership interests of the Partnership into Operating Units of MOLP is as follows:

A.           Vote.  The Agreement and Plan of Merger has been approved by the general partner and by more than 50% of the Total Outstanding Partnership Units.  The approval of the Board of Trustees of the REIT and the General Partner of MOLP was obtained on October 15, 2007.  Articles of Merger shall be filed with the Secretary of State of Missouri.

B.           Effective date.  The merger shall become effective on the date said Articles of Merger shall be so filed with the Secretary of State of Missouri; provided, however, the merger is subject to the lender’s consent to the Company’s assumption of the Partnership’s $5,250,000 mortgage loan secured by The Regency North Apartments and shall not be deemed effective until the Company obtains’ the lender’s written consent to such assumption.

C.           Manner of Conversion.
1. The partners of the Partnership will receive either cash or upon election and qualification, Operating Units in MOLP, based on the percentage interest of such partners in the Partnership.

2.           The merger consideration equals $6,178,348.
Each Limited Partner of the Partnership will receive
either $1,500 or 100 Operating Units of MOLP for
each Partnership Unit owned (2.9687%) based on
his/her Partnership percentage interest.  For example,
each limited partner in the Partnership will receive
consideration (either in cash or Operating Units of
MOLP) equal to $1,500 per Partnership Unit owned (2.9687%).

3.           Limited partners in the Partnership have the option
of receiving Operating Units in MOLP redeemable into
shares of stock in the REIT. Such limited partners must
complete a Subscription Agreement and be accepted by
MOLP.  In the event of such election and acceptance, the
limited partners will receive Operating Units in MOLP,
under the terms of the MOLP Partnership Agreement,
based upon a $15 per share value of REIT stock.  For
example, each electing limited partner owning one unit (2.9687%)
in the Partnership would receive 100 Operating Units in MOLP.

D.	Limited Partner Liability. No limited partner of either the Partnership or MOLP will, as a result of the merger, become personally liable for the liabilities or obligations of either partnership.
E.	Cancellation. The Partnership shall, upon completion of the merger, file with the Secretary of State of Missouri such documents as necessary to comply with applicable law.
F.	Operations. Upon the effective date of the merger, the assets, properties, rights, privileges, immunities, debts, liabilities,

obligations and all other interests of the Partnership shall be deemed to be transferred to and vested in the Company.
Specifically, the assets and other property of the Partnership and the liabilities and obligations of the Partnership shall transfer to the
Company without further action by either party.  The Company accepts such transfers and assumes such obligations.

G.	Assignment. All the rights and interest of the Partnership under all material contracts, leases, licenses and choses in action are assigned to the Company.
H.	Status. The Company is formed for the purpose of effecting the merger and operating the apartment complex.
    I.        General.

1.
Counterparts.  For the convenience of the
parties and to facilitate the filing and recording of
this Agreement and Plan of Merger, if required, any
number of counterparts hereof maybe executed, and
each such counterpart shall be deemed an original
instrument.

2.	Governing Law. This agreement shall in all respect be governed by and construed in accordance with the laws of the State of Missouri.
3.	Amendment. The parties, by mutual consent of all parties, may amend, modify and supplement this Agreement and Plan of Merger in such manner as may be agreed upon in writing.

IN WITNESS WHEREOF, the undersigned being the general partner of Partnership and the sole member of the Company have caused this instrument to be executed as of the day and year first above written.

REGENCY NORTH ACQUISITION, LLC
a Missouri limited liability company

By:      Maxus Operating Limited Partnership,
a Delaware limited partnership, its sole
member

By:      Maxus Realty GP, Inc.,
  a Delaware corporation, its General Partner

By:           /s/ John W. Alvey
John W. Alvey, Vice President

REGENCY NORTH ASSOCIATES, L.P.
a Missouri Limited Partnership

By: KelCor, Inc.
General Partner

By: /s/ John W. Alvey
John W. Alvey, Vice President

STATE OF MISSOURI                                                )
         )ss.
COUNTY OF CLAY	)

I, Grace E. Bales                                      , a Notary Public do hereby certify that
on the 22nd        day of,  October                         , 2007, personally appeared before me John W.
Alvey who being by me first duly sworn, declared that he is the Vice President of KelCor, Inc.
the General Partner of Regency North Associates, L.P., a Missouri limited partnership and that he signed the foregoing document as Vice President of the corporation on behalf of the
Partnership and that the statements therein contained are true.

/s/ Grace E. Bales
NOTARY PUBLIC

My Commission Expires: August 24, 2010

(Seal)
GRACE E. BALES
Notary Public – Notary Seal
STATE OF MISSOURI
Clay County
My Commission Expires Aug. 24. 2010
Commission #06429203

STATE OF MISSOURI                                                     )
          )ss.
COUNTY OF CLAY	)

I, Grace E. Bales                    , a Notary Public do hereby certify that
 on the ___22nd   day of _October  , 2007, personally appeared before me John W.
Alvey who being by me first duly sworn, declared that he is the Vice President of Maxus Realty
G.P., Inc. the General Partner of Maxus Operating Limited Partnership., a Delaware limited partnership, the sole member of Regency North Acquisition, LLC, a Missouri limited liability company and that he signed the foregoing document as Vice President of the corporation on behalf of the Company and that the statements therein contained are true.

/s/ Grace E. Bales
NOTARY PUBLIC

My Commission Expires: August 24, 2010

(Seal)
GRACE E. BALES
Notary Public – Notary Seal
STATE OF MISSOURI
Clay County
My Commission Expires Aug. 24. 2010
Commission #06429203